Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

3 E Network Technology Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees To be Paid	Equity	Class A Ordinary shares, par value US$0.0001 per share	Rule 457(a)	3,450,000	(2)	6.00	20,700,000	0.0001476	3,055.32
Fees To be Paid	Equity	Class A Ordinary shares underlying underwriter’s warrants	Rule 457(a)	172,500	(3)	6.00	1,035,000	0.0001476	152.77
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						21,735,000		3,208.09
	Total Fees Previously Paid								0.00
	Total Fee Offsets								0.00
	Net Fee Due								3,208.09

(1)	The registration fee for securities is based on an estimate of the proposed maximum offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)	Includes 450,000 Class A ordinary shares that may be issued upon exercise of a 45-day option granted to the underwriters to cover over- allotments, if any. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)	We have agreed to issue to the underwriters warrants to purchase Class A Ordinary shares equal to 5% of the total number of Class A ordinary shares sold in the offering, exercisable upon the closing of the offering, at a price of 100% of the public offering price of the Class A ordinary shares offered in this offering.